UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 19, 2007

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2007, the Board of Directors (the “Board”) of Kyphon Inc. (“Kyphon”) unanimously elected D. Keith Grossman as a Class II member of the Board, subject to Mr. Grossman’s acceptance of the appointment. Mr. Grossman accepted the Board’s appointment on April 24, 2007, and will stand for re-election at Kyphon’s 2007 Annual Meeting of Stockholders, to be held on June 14, 2007.

Also on April 19, 2007, the Board resolved to accept that, upon expiration of their respective terms of service as Class II directors, Stephen M. Campe and Douglas W. Kohrs would not stand for re-election as members of the Board. Accordingly, the terms of service of Messrs. Campe and Kohrs will end as of the close of Kyphon’s 2007 Annual Meeting of Stockholders. Neither director’s decision not to stand for re-election is the result of any disagreement with Kyphon, its management or the Board.

A copy of our press release dated April 25, 2007 announcing the appointment of Mr. Grossman and the decisions by Messrs. Campe and Kohrs not to stand for re-election is attached hereto as Exhibit 99.1, and incorporated herein by reference.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2007, the Board unanimously approved an amendment to Section 3.2 of our Amended and Restated Bylaws to provide that the Board shall fix the number of authorized directors from time to time by resolution, provided that the authorized number of directors shall in no event be fewer than five (5). The Board also unanimously approved an amendment to Section 3.14 of our Amended and Restated Bylaws to permit directors to indicate their consent to an action of the Board by electronic transmission, as permitted under the Delaware General Corporation Law.

The Amended and Restated Bylaws, as amended April 19, 2007, are attached hereto as Exhibit 3.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws, as amended April 19, 2007.

99.1	Press Release dated April 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2007

KYPHON INC.

By:	/s/ Richard W. Mott
Richard W. Mott
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws, as amended April 19, 2007.

99.1	Press Release dated April 25, 2007.